SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
June 2, 2005

Evolving Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-24081	84-1010843
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9777 Pyramid Court, Suite 100

Englewood, Colorado 80112

 (Address of principal executive offices)

Registrant’s telephone number, including area code (303) 802-1000

N/A
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 2, 2005, Evolving Systems, Inc. (“Evolving Systems”) amended its promissory notes that it had issued in connection with its acquisition of all of the issued and outstanding shares of Tertio Telecoms Limited from Tertio Telecoms Group, Ltd. (“TTGL”) on November 2, 2004.  In connection with such acquisition, Evolving Systems issued to TTGL the following promissory notes:  (1) senior secured long term notes in the principal amount of U.S. $11,950,000 due December 31, 2007 (“Long Term Notes”); and (2) a short term senior secured note in the principal amount of U.S. $4,000,000 due in two installments of $2.0 million each on March 31 and June 30, 2005 (the “Short Term Note”).  $1,595,000 principal amount of the Long Term Notes are being held in escrow as collateral for any indemnification obligations under the acquisition agreement with TTGL.

TTGL recently liquidated and in connection with the distribution of its assets to TTGL’s shareholders, Evolving Systems and TTGL agreed to certain amendments to the Long Term Notes and Short Term Note to, among other things, (1) correct certain inconsistencies in the original notes; (2) make the notes more compatible for being held by multiple parties; and (3) make certain additional negotiated revisions.  The notes, as amended, are described below.

The Long Term Notes.

The outstanding principal portion of the Long Term Notes are due and payable in aggregate installments as follows:  $1,340,000 on March 31, 2006; $3,110,000 on June 30, 2006; $1,430,000 on December 31, 2006; $1,870,000 on March 31, 2007; $3,110,000 on June 30, 2007; and the remainder on December 31, 2007.  In addition to the scheduled installment payments, Evolving Systems is required to make prepayments on the Long Term Notes, beginning with the fiscal quarter ending March 31, 2005, by an amount equal to the closing cash balance of Evolving Systems at the end of each quarter in excess of $7,000,000.  The Long Term Notes bear interest at a rate per annum equal to 11% until November 2, 2006, and 14% thereafter.  Upon an event of default, the Long Term Notes would bear interest at the greater of (a) 14% or (b) the London Interbank Offering Rate (LIBOR) plus eight percent (8%).  The Long Term Notes may be prepaid at any time.

The Short Term Note.

The outstanding principal amount under the Short Term Note is due and payable in two installments of $2,000,000 on each of March 31, 2005 (which amount was paid in accordance with the terms of the Short Term Note) and June 30, 2005.  The Short Term Note bears interest at a rate per annum equal to five and one-half percent (5.5%), due on each of the previously mentioned payment dates.  Upon an event of default, the Short Term Note would bear interest at the greater of (a) eight and one-half percent (8.5%) or (b) the London Interbank Offering Rate (LIBOR).  The Short Term Note may be prepaid at any time.

The Long Term and Short Term Note.

Both the Long Term Notes and the Short Term Note are secured by substantially all of the assets of Evolving Systems and a pledge, subject to certain limitations, of the shares of its subsidiaries.  Additionally, the Long Term Notes and the Short Term Note contain customary affirmative and negative covenants including, among others, covenants relating to financial and legal requirements, capital expenditures, restrictions on dividends, maintenance of certain financial ratios, incurrence of liens, sale or disposition of assets and incurrence of other debt.  A default under the notes would permit the holders thereof to require the immediate repayment of any outstanding principal amount with interest at the applicable default rate, together with an exercise of their remedies under the various security and pledge agreements.

Text of Long Term Notes and Short Term Notes.  The full text of the Long Term Notes and the Short Term Note are attached as Exhibits 4.1 and 4.2, respectively, on this Current Report on Form 8-K.  The foregoing descriptions are qualified in their entirety by reference to such exhibits.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS

c)  Exhibits.  The following exhibits are filed with this report.

Exhibit Number	Description
4.1	Form of Long-Term Senior Secured Note
4.2	Form of Short-Term Senior Secured Note

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 6, 2005

Evolving Systems, Inc.

	By	/s/ ANITA T. MOSELEY
Anita T. Moseley
Sr. Vice President & General Counsel

EXHIBIT INDEX

Exhibit Number	Description
4.1	Form of Long-Term Senior Secured Note
4.2	Form of Short-Term Senior Secured Note